UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2012

FISHER COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22439

Washington	91-0222175
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

140 Fourth Avenue, N., Suite 500, Seattle, Washington
(Address of principal executive offices, including zip code)

(206) 404-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

The information in Item 2.02 and Exhibit 99.1 of this Form 8-K is hereby furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

On May 3, 2012, Fisher Communications, Inc. (the "Company") issued a press release announcing its financial results for the first quarter ended March 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 30, 2012, the Nasdaq Stock Market LLC ("Nasdaq") delivered a notice to the Company that following the resignation of Mr. David A. Lorber on March 19, 2012 from the Company's board of directors (the "Board"), the Company no longer complies with Nasdaq's audit committee requirement to have a minimum of three independent directors on the audit committee as set forth in Nasdaq Listing Rule 5605(c)(2)(a).

Consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance as follows: (i) until the earlier of the Company's next annual shareholders' meeting or March 19, 2013; or (ii) if the next annual shareholders' meeting is held before September 17, 2012, then the Company must evidence compliance no later than September 17, 2012. The Company's 2012 Annual Meeting is scheduled for May 9, 2012.

As the Company previously disclosed in its definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2012, if Mr. Frank P. Willey is elected by the shareholders at the Company's Annual Meeting on May 9, 2012, the Board intends to appoint Mr. Willey to fill the vacancy on the Audit Committee immediately following the Annual Meeting to regain compliance.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release issued by Fisher Communications, Inc., dated May 03, 2012 to announce its financial results for the first quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Date: May 03, 2012	By:	/s/ Hassan N. Natha
Hassan N. Natha
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Earnings Release to report first quarter 2012 earning